                        WFS FINANCIAL 1998-A OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of April 30, 1999
                      for Distribution Date of May 20, 1999


=============================================================================================================================

     COLLECTIONS
                                                                                                                  DOLLARS
     Payments received                                                                                         55,319,136.44
           Plus:
                 Servicer Advances                                                               767,143.55
                 Reimbursement of holds                                                          495,741.21
                                                                                              --------------
                                                                                                                1,262,884.76

           Less:
                 Reimbursement Advances
                 Funds deposited in Holds Account                                               (848,426.69)
                                                                                                (501,621.93)
                                                                                              --------------
                                                                                                               (1,350,048.62)
                                                                                                             ---------------

     Total Funds Available for Distribution                                                                    55,231,972.58
                                                                                                             ===============


     DISTRIBUTIONS

          Servicing Fee                                                                        1,055,915.00
          Trustee and Other Fees                                                                 144,118.14
          Other Miscellaneous Payments                                                           204,371.90
                                                                                              --------------
                                                                                                                1,404,405.04
          Note Interest Distributable Amount - Class A-1                             0.00
          Note Interest Distributable Amount - Class A-2                       669,931.46
          Note Interest Distributable Amount - Class A-3                     2,655,000.00
          Note Interest Distributable Amount - Class A-4                     1,000,343.75

                                                                            --------------
              Total Note Interest Distributable Amount                       4,325,275.21

          Certificate Interest Distributable Amount                            873,468.75
                                                                            --------------

     Total Interest Distribution                                                               5,198,743.96



          Note Principal Distributable Amount - Class A-1                            0.00
          Note Principal Distributable Amount - Class A-2 thru A-4          45,372,019.01

          Certificate Principal Distributable Amount                                 0.00
                                                                            --------------

     Total Principal Distribution                                                             45,372,019.01
                                                                                              --------------

     Total Principal and Interest Distribution                                                                 50,570,762.97

          Spread Account Deposit                                                                                3,256,804.57


     Total Distributions                                                                                       55,231,972.58
                                                                                                             ===============

==============================================================================================================================

                        WFS FINANCIAL 1998-A OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of April 30, 1999
                      for Distribution Date of May 20, 1999

=====================================================================================================================


     PORTFOLIO DATA:
                                                                    # of loans
           Beginning Security Balance                                      35,635                     352,935,849.86

               Less: Scheduled Principal Balance                                0    (18,720,909.41)
                 Full Prepayments                                          (2,429)   (19,872,473.96)
                 Partial Prepayments                                            0              0.00
                 Liquidations                                                (718)    (6,778,635.64)
                                                                                  ------------------
                                                                                                      (45,372,019.01)
                                                                                                    -----------------
           Ending Security Balance                                         32,488                     307,563,830.85

     OTHER RELATED INFORMATION:

     Spread Account:

          Beginning Balance                                                           29,116,368.69
                Deposits                                                               3,256,804.57
                Reductions                                                           (10,843,705.10)
                                                                                  ------------------
          Ending Balance                                                                               21,529,468.16

          Beginning  Initial Deposit Repayment                                        18,375,000.00
                Repayments                                                           (10,843,705.10)
                                                                                  ------------------
          Ending Initial Deposit Repayment                                                              7,531,294.90

     Modified Accounts:
          Principal Balance                                                                   0.00%             0.00
          Scheduled Balance                                                                   0.00%             0.00

     Servicer Advances
          Beginning Unreimbursed Advances:                                             1,219,578.88
          New Advances                                                                   767,143.55
          Advances Reimbursed                                                           (848,426.69)
                                                                                  ------------------
          Ending Unreimbursed Advances:                                                                 1,138,295.72

     Holding Account:
          Beginning Balance                                                              734,790.51
          Funds Deposited                                                                501,621.93
          Withdrawal to Collection Account                                              (495,741.21)
                                                                                  ------------------
          Ending Balance                                                                                  740,671.23

     Net Charge-Off Data:                                         # of loans
          Charge-Offs                                                       2,890     15,853,468.31
          Recoveries                                                       (1,345)    (2,754,959.33)
                                                                                  ------------------
          Net Charge-Offs                                                   1,545                      13,098,508.98

     Delinquencies (P&I):                                         # of loans
           30-59 Days                                                         678      6,108,545.39
           60-89 Days                                                         206      1,895,554.82
           90-119 Days                                                         84        693,257.60
           120-149 Days                                                         4         43,999.59
           150 days and over                                                    0              0.00


     Repossessions                                                             52        296,697.15

     Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or
     9.01 of the Sale and Servicing Agreement)                                  0                               0.00

     Charge-Off Percentage                                                                                      3.90%
     Delinquency Percentage                                                                                     1.07%

     WAC                                                                                                     15.0654%
     WAM                                                                                                      44.572

=====================================================================================================================

                        WFS FINANCIAL 1998-A OWNER TRUST
                          Distribution Date Statement
                for Master Service Report Date of April 30, 1999
                     for Distribution Date of May 20, 1999

------------------------------------------------------------------------------------------------------------------------------------
                                BEGINNING                       PRIOR       CURRENT                      REMAINING          TOTAL
            ORIGINAL           OUTSTANDING                    PRINCIPAL    PRINCIPAL                    OUTSTANDING       PRINCIPAL
            PRINCIPAL           PRINCIPAL      PRINCIPAL      CARRYOVER    CARRYOVER    PRINCIPAL        PRINCIPAL      AND INTEREST
CLASSES      BALANCE             BALANCE      DISTRIBUTION    SHORTFALL    SHORTFALL   DISTRIBUTION       BALANCE       DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------
 A-1        100,000,000.00             0.00           0.00       0.00        0.00              0.00             0.00            0.00
 A-2        120,000,000.00    47,535,849.01  45,372,019.86       0.00        0.00     45,372,019.01     2,583,830.85   46,041,950.47

 A-3        180,000,000.00   180,000,000.00           0.00       0.00        0.00              0.00   180,000,000.00    2,655,000.00

 A-4         67,250,000.00    67,250,000.00           0.00       0.00        0.00              0.00    87,250,000.00    1,000,343.75

 Certificate 57,750,000.00    57,750,000.00           0.00       0.00        0.00              0.00   57,7500,000.00      873,468.75

------------------------------------------------------------------------------------------------------------------------------------
TOTAL       525,000,000.00   352,935,849.88  45,372,019.01       0.00        0.00     45,372,019.01   307,563,830.85   50,570,762.97
====================================================================================================================================


---------------------------------------------------------------------------------            ---------------------------------
                                            PRIOR        CURRENT
                                          INTEREST       INTEREST                             DEFICIENCY              POLICY
 NOTE       INTEREST    CALCULATED        CARRYOVER     CARRYOVER    INTEREST                  CLAIM                  CLAIM
CLASSES       RATE       INTEREST         SHORTFALL      SHARES     DISTRIBUTION               AMOUNT                AMOUNTS
---------------------------------------------------------------------------------            ---------------------------------
A-1         5.818%             0.00         0.00         0.00              0.00                 0.00                    0.00
A-2         5.783%       889,931.46         0.00         0.00        668,931.48                 0.00                    0.00
A-3         5.800%     2,655.000.00         0.00         0.00      2,655,000.00                 0.00                    0.00
A-4         5.950%     1,000,343.75         0.00         0.00      1,000,341.75                 0.00                    0.00
Certificate 6.050%       873,468.75         0.00         0.00        873,458.75                 0.00                    0.00
                                                                                             ---------------------------------
                                                                                                0.00                    0.00
                                                                                             ---------------------------------



                                                                                             ---------------------------------
                                                                                                 Note Percentage    100.000000%

                                                                                             Certificate Percentage   0,000000%
---------------------------------------------------------------------------------
TOTAL                  5,198,743.96           0.00         0.00    5,196,743.96
---------------------------------------------------------------------------------            ----------------------------------